As filed with the Securities and Exchange Commission on July 3, 2004

                                                   Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                             ----------------------

                          Altair Nanotechnologies Inc.
             (Exact name of registrant as specified in its charter)

            Canada                                       33-1084375
-------------------------------                     ----------------------
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                      identification number)

                             ----------------------
       Rudi E. Moerck                                    Copies to:
         President
Altair Nanotechnologies Inc.                        Bryan T. Allen, Esq.
       204 Edison Way                               Brian G. Lloyd, Esq.
     Reno, Nevada 89502                                Stoel Rives LLP
       (775) 858-3750                         201 South Main Street, Suite 1100
                                                    Salt Lake City, Utah
                                                        (801) 328-3131

(Name, address, including zip code, and telephone number, 84111 including area code, of agent for service)

Approximate  date of  commencement  of proposed  sale to the public:  As soon as
practicable  after  the  effective  date  of  this  Registration   Statement  as
determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

========================================== ================= ================== ================ ===================
                                                                                   Proposed
                                                                                    maximum
                                                             Proposed maximum      aggregate
Title of each class                          Amount to be     offering price       offering          Amount of
of securities to be registered                registered       per share(1)        price(1)       registration fee
------------------------------------------ ----------------- ------------------ ---------------- -------------------
Common shares, no par value                  3,600,000(2)          $2.44          $8,784,000           $1,113
========================================== ================= ================== ================ ===================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for the common shares as reported on the Nasdaq SmallCap Market on June 28, 2004.
(2) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement covers a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.


                             ----------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                          ALTAIR NANOTECHNOLOGIES INC.
                             3,600,000 Common Shares
                               ------------------

         This prospectus relates to the offering and sale of 3,600,000 common shares of Altair Nanotechnologies Inc., without par value. All of the offered shares are to be sold by persons who are existing security holders and identified in the section of this prospectus entitled "Selling Shareholders." Of the common shares offered hereby, 1,850,000 are currently owned by the selling shareholders and the remaining 1,750,000 are issuable upon the exercise of outstanding warrants to purchase our common shares. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus, and the registration statements of which it is a part, cover a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

         We will not receive any of the proceeds from the sale of the shares offered hereunder. In the United States, our common shares are listed for trading under the symbol ALTI on the Nasdaq SmallCap Market. On June 28, 2004, the closing sale price of a common share, as reported by the Nasdaq SmallCap Market, was $2.35 per share. Unless otherwise expressly indicated, all monetary amounts set forth in this prospectus are expressed in United States Dollars.

         Our principal office is located at 204 Edison Way, Reno, Nevada 89502, and our telephone number is (775) 858-3750.
                   -------------------------------------------



This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, sale or solicitation would be unlawful prior to or absent qualification under the securities laws of such state.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                               Dated July 2, 2004

                                TABLE OF CONTENTS

RISK FACTORS..................................................................2

FORWARD-LOOKING STATEMENTS....................................................9

USE OF PROCEEDS...............................................................9

DILUTION.....................................................................10

SELLING SHAREHOLDERS.........................................................10

PLAN OF DISTRIBUTION.........................................................12

DESCRIPTION OF OFFERED SECURITIES............................................15

LEGAL MATTERS................................................................15

EXPERTS......................................................................15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................15

WHERE YOU CAN FIND MORE INFORMATION..........................................16

                                  RISK FACTORS

         Before you invest in the offered securities described in this prospectus, you should be aware that such investment involves the assumption of various risks. You should consider carefully the risk factors described below together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase the offered securities.

We have not generated any substantial operating revenues and may not ever generate substantial revenues.
--------------------------------------------------------------------------------
         To date, we have not generated substantial revenues from operations. As of March 31, 2004, we have generated $480,641 of revenues from our titanium and nanoparticle processing technology and $28,270 from the use of our centrifugal jig in consulting contracts. We have not generated any revenue from our Tennessee mineral property. We believe that our titanium and nanoparticle processing technology is the only of our lines of business that may generate significant revenues in the foreseeable future. We have no sales or other commitments with respect to substantial revenues from our titanium and nanoparticle processing technology and can provide no assurance that we will generate substantial revenues.

We may continue to experience significant losses from operations.
--------------------------------------------------------------------------------
       We have experienced a loss from operations in every fiscal year since our inception. Our losses from operations in 2003 were $5,785,210, and our losses from operations in the quarter ended March 31, 2004 were $1,710,757. We will continue to experience a net operating loss until, and if, one of the applications of our titanium and nanoparticle processing technology begins generating significant revenues. Even if any or all applications of the titanium and nanoparticle processing technology begin generating significant revenues, the revenues may not exceed our costs of production and operating expenses. We may not ever realize a profit from operations.

Our patents and other protective measures may not adequately protect our proprietary intellectual property, and we may be infringing on the rights of others.
--------------------------------------------------------------------------------
         We regard our intellectual property, particularly our proprietary rights in our titanium and nanoparticle processing technology, as critical to our success. We have received various patents, and filed other patent applications, for various applications and aspects of our titanium and nanoparticle processing technology and other intellectual property. In addition, we generally enter into confidentiality and invention agreements with our employees and consultants. Such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

         o Our pending patent applications may not be granted for various reasons, including the existence of similar patents or defects in the applications;
         o The patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;
         o Parties to the confidentiality and invention agreements may have such agreements declared unenforceable or, even if the agreements are enforceable, may breach such agreements;

         o The costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement cost prohibitive;
         o Even if we enforce our rights aggressively, injunctions, fines and other penalties may be insufficient to deter violations of our intellectual property rights; and
         o Other persons may independently develop proprietary information and techniques that, although functionally equivalent or superior to our intellectual proprietary information and techniques, do not breach our patented or unpatented proprietary rights.

Because the value of our company and common shares is rooted primarily in our proprietary intellectual property rights, our inability to protect our proprietary intellectual property rights or gain a competitive advantage from such rights could have a material adverse effect on our business.

         In addition, we may inadvertently be infringing on the proprietary rights of other persons and may be required to obtain licenses to certain intellectual property or other proprietary rights from third parties. Such licenses or proprietary rights may not be made available under acceptable terms, if at all. If we do not obtain required licenses or proprietary rights, we could encounter delays in product development or find that the development or sale of products requiring such licenses is foreclosed.

We have a substantial number of warrants and options outstanding and may issue a significant number of additional shares upon exercise thereof.
--------------------------------------------------------------------------------
         As of June 25, 2004, there were outstanding warrants to purchase up to 5,261,453 common shares and options to purchase up to 3,198,000 common shares. The existence of such warrants and options, and any additional warrants and options we issue in the future, may hinder future equity offerings, and the exercise of such warrants and options may further dilute the interests of all shareholders. The common shares issuable upon the exercise of substantially all of our outstanding warrants are subject to resale registration statements, and all of our options are subject to a registration statement on Form S-8. Accordingly, future resale of the common shares issuable on the exercise of such warrants and options may generally occur immediately after exercise and may have an adverse effect on the prevailing market price of the common shares.

We may not be able to raise sufficient capital to meet future obligations.
--------------------------------------------------------------------------------
         As of March 31, 2004, we had $11,490,218 in cash and have received additional capital since that date upon the exercise of outstanding warrants and options to purchase our common shares. We expect this capital, together with revenue we are entitled to receive under existing contracts, will be sufficient to fund our ongoing operations until at least December 31, 2005 but are uncertain about our capital needs after that date. In addition, we may use our existing capital sooner than projected in connection with an unanticipated transaction, litigation or another unplanned event. We may also use more capital than projected as we expand our research, development and marketing efforts. Unless we experience a significant increase in revenue, we will need to raise significant amounts of additional capital in the future in order to sustain our ongoing operations, continue unfinished testing and additional development work and, if certain of our products have been commercialized, produce and market such products.

         We may not be able to obtain the amount of additional capital needed or may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:

         o market factors affecting the availability and cost of capital generally;
         o    the price, volatility and trading volume of our common shares.
         o our financial results, particularly the amount of revenue we are generating from operations;
         o    the amount of our capital needs;
         o    the market's perception of nanotechnology and/or chemicals stocks;
         o    the economics of projects being pursued; and
         o the market's perception of our ability to generate revenue through the licensing or use of our nanoparticle technology for pharmaceutical, pigment production, nanoparticle production and other uses.

If we are unable to obtain sufficient capital or are forced to pay a high price for capital, we may be unable to meet future obligations or adequately exploit existing or future opportunities, and may be forced to discontinue operations.

Our competitors have more resources than we do, which may give them a competitive advantage.
--------------------------------------------------------------------------------
         We have limited financial, managerial and other resources and, because of our early stage of development, have limited access to capital. We compete or may compete against entities that are much larger than we are, have more extensive resources than we do and have an established reputation and operating history. Because of their size, resources, reputation, history and other factors, certain of our competitors may be able to exploit acquisition, development and joint venture opportunities more rapidly, easily or thoroughly than we can. In addition, potential customers may chose to do business with our more established competitors, without regard to the comparative quality of our products, because of their perception that our competitors are more stable, are more likely to complete various projects, are more likely to continue as a going concern and lend greater credibility to any joint venture.

We may be unable to exploit any potential pharmaceutical application of our titanium and nanoparticle processing technology.
--------------------------------------------------------------------------------
         We do not presently have the technical or financial resources to conduct clinical tests on, and take to market, any pharmaceutical application of our titanium and nanoparticle processing technology. In order for us to get any significant, long-term benefit from any potential pharmaceutical application of our technology, the following must occur:

         o we must enter into an evaluation license or similar agreement with a pharmaceutical company under which such company would pay a fixed or contingent fee for the right to evaluate a pharmaceutical use of our technology for a specific period of time and for an option to purchase or receive a license for such use of our technology;

         o clinical tests conducted by such pharmaceutical company would have to indicate that the pharmaceutical use of our technology is safe, technically viable and financially viable;

         o such pharmaceutical company would have to apply for and obtain FDA approval of the pharmaceutical use of our technology, or any related products, which would involve extensive additional testing; and

         o such pharmaceutical company would have to successfully market the product incorporating our technology.

As of the date of this prospectus, we have not entered into an evaluation license or similar agreement with a pharmaceutical company. We may never enter into any such license or agreement. If we do enter into such a license or similar agreement, we may receive some payments in various stages of the testing and evaluation of the pharmaceutical application of our technology. We do not, however, expect to receive significant ongoing revenue unless and until an end product incorporating the technology goes to market.

We may not benefit from licenses to use our technology for titanium dioxide pigment production.
--------------------------------------------------------------------------------
         Because of our relatively small size and limited resources, we do not plan to use our titanium processing technology for large-scale production of titanium dioxide pigments. We have entered into discussions with various minerals and materials companies about licensing our technology to such entities for large-scale production of titanium dioxide pigments. To date, we have entered into a license agreement with only one such entity, Western Oil Sands, Inc. Under our license agreement with Western Oil Sands, we expect to receive a limited amount of revenue during the early testing and development phase of the agreement but will receive significant royalties only if Western Oil Sands and licensees of Western Oil Sands determine in their discretion, after testing at a demonstration plant, to construct or license the construction of a full-scale titanium pigment production facility. If we enter into other license agreements, we expect that, as with the Western Oil Sands agreement, we would not receive significant revenues from such licenses unless and until feasibility testing yielded positive results and the licensee determined, in its discretion, to construct and operate a titanium pigment production facility.

We may not be able to sell nanoparticles produced using the titanium and nanoparticle processing technology.
--------------------------------------------------------------------------------
         We plan to use the titanium and nanoparticle processing technology to produce titanium dioxide nanoparticles. Titanium dioxide nanoparticles and other products we intend to initially produce with the titanium and nanoparticle processing technology generally must be customized for a specific application working in cooperation with the end user. We are still testing and customizing our titanium dioxide nanoparticle products for various applications and have no long-term agreements with end users to purchase any of our titanium dioxide nanoparticle products. We may be unable to recoup our investment in the titanium and nanoparticle processing technology and titanium and nanoparticle processing equipment for various reasons, including the following:

         o products being developed by our potential customers that could use our nanoparticle products, most of which are in the research or development stage, may not be completed or, if completed, may not be readily accepted by expected end users;

         o even if our potential customers complete development of and find a market for their products, such potential customers may determine to use nanoparticle products of our competitors for various reasons, including:

         o we may be unable to customize our titanium dioxide nanoparticle products to meet the distinct needs of potential customers;

         o potential customers may purchase from competitors because of perceived or actual quality or compatibility differences; and

         o our marketing and branding efforts may be insufficient to attract a sufficient number of customers; and

         o because of our limited funding, we may be unable to continue our development efforts until a strong market for nanoparticles develops.

Our costs of production may be too high to permit profitability.
--------------------------------------------------------------------------------
         We have not produced any pigments, nanoparticles or other products using our titanium and nanoparticle processing technology and equipment on a commercial basis. Our actual costs of production, or those of our licensees, may exceed those of competitors and, even if our costs of production are lower, competitors may be able to sell titanium dioxide and other products at a lower price than is economical for us or our licensees.

         In addition, even if initial costs are as anticipated, the titanium and nanoparticle processing equipment may break down, prove unreliable or prove inefficient in a commercial setting. If so, related costs, delays and related problems may cause production of titanium dioxide nanoparticles and related products to be unprofitable.

We may be unable to use, sell, license or otherwise dispose of our centrifugal jig or our Tennessee mineral property in a manner that enhances the value of our common shares.
--------------------------------------------------------------------------------
         We have determined to limit our expenditures on our centrifugal jig and Tennessee mineral property to the minimum necessary to preserve their core value for the short term. We are reviewing the viability and desirability of various strategic alternatives for our centrifugal jig and our Tennessee mineral property, including their possible sale, use in a joint venture, spin-off to shareholders or abandonment. We can not provide any assurance that we will be successful in using or disposing of such assets in a manner that provides value to shareholders. In fact, costs associated with a disposition or other transaction may exceed any value achieved from such transaction.

We have issued a $3,000,000 note to secure the purchase of the land and the building where our titanium and nanoparticle processing assets are located.
--------------------------------------------------------------------------------
         In August 2002, we entered into a purchase and sale agreement with BHP Minerals International Inc. to purchase the land, building and fixtures in Reno, Nevada where our titanium and nanoparticle processing assets are located. In connection with this transaction, we issued to BHP a note in the amount of

$3,000,000, at an interest rate of 7%, secured by the property we acquired. The first payment of $600,000 of principal plus accrued interest is due February 8, 2006. Additional payments of $600,000 plus accrued interest are due annually on February 8, 2007 through 2010. If we fail to make the required payments on the note, BHP has the right to foreclose and take the property. If this should occur, we would be required to relocate our primary operating assets and offices, causing a significant disruption in our business.

Operations using the titanium and nanoparticle processing technology, our centrifugal jig or our Tennessee mineral property may lead to substantial environmental liability.
--------------------------------------------------------------------------------
         Virtually any prior or future use of the titanium and nanoparticle processing technology, our centrifugal jig or our Tennessee mineral property is be subject to federal, state and local environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances.

Certain of our experts and directors reside in Canada and may be able to avoid civil liability.
--------------------------------------------------------------------------------
         We are a Canadian corporation, and three of our directors and our Canadian legal counsel are residents of Canada. As a result, investors may be unable to effect service of process upon such persons within the United States and may be unable to enforce court judgments against such persons predicated upon civil liability provisions of the U.S. securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of U.S. courts obtained against us or such directors, officers or experts predicated upon the civil liability provisions of U.S. securities laws or (ii) impose liability in original actions against us or our directors, officers or experts predicated upon U.S. securities laws.

We are dependent on key personnel.
--------------------------------------------------------------------------------
         Our continued success will depend to a significant extent on the services of Dr. Rudi Moerck, our President, Doug Ellsworth, our Senior Vice President and the senior vice president of our new life sciences division that we intend to recruit. Our failure to recruit a competent life sciences Vice President, or the loss or unavailability of Dr. Moerck or Mr. Ellsworth could have a material adverse effect on our business and the market price of our common shares. We do not carry key man insurance on the lives of any of our personnel and do not have agreements requiring any of them to remain with our company.

We may issue substantial amounts of additional shares without stockholder approval.
--------------------------------------------------------------------------------
         Our articles of incorporation authorize the issuance of an unlimited number of common shares that may be issued without any action or approval by our stockholders. In addition, we have two stock option plans and a stock purchase plan that have potential for diluting the ownership interests of our stockholders. The issuance of any additional common shares would further dilute the percentage ownership of Altair held by existing stockholders.

The market price of our common shares may increase or decrease dramatically at any time for any or no apparent reason.
--------------------------------------------------------------------------------
         The market price of our common shares may be highly volatile. Our stock price may change dramatically as the result of announcements of our quarterly results, new products or innovations by us or our competitors, uncertainty regarding the viability of the titanium and nanoparticle processing technology, significant customer contracts, significant litigation or other factors or events that would be expected to affect our business, financial condition, results of operations and future prospects. In addition, the market price for our common shares may be affected by various factors not directly related to our business, including the following:

         o Intentional manipulation of our stock price by existing or future shareholders;
         o    A  single   acquisition  or   disposition,   or  several   related
              acquisitions or dispositions, of a large number of our shares;
         o    The interest of the market in our business sector,  without regard to our financial condition, results of operations or business prospects;
         o    Positive or negative  statements or projections about our company, or our industry, by analysts, stock gurus and other persons;
         o    The  adoption of  governmental  regulations  or  government  grant programs and similar developments in the United States or abroad that may enhance or detract from our ability to offer our products and services or affect our cost structure;
         o Economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust; and
         o Speculation by short sellers of our common shares or other persons who stand to profit from a rapid increase or decrease in the price of our common shares.

We may be delisted from the Nasdaq SmallCap Market.
--------------------------------------------------------------------------------
         Our listing on the Nasdaq SmallCap Market is conditioned upon our compliance with the NASD's continued listing requirements for such market, including the $1.00 per share minimum bid requirement. During the first nine months of 2003, the market price for our common shares fluctuated in a price range that frequently dipped below $1.00, and the market price for our common shares remained below $1.00 during much of 2002. If the market price for our common shares falls and remains below $1.00 per share for an extended period of time, we may be delisted from the Nasdaq SmallCap Market. Delisting from the Nasdaq SmallCap Market would likely have a significant negative impact on the trading price, volume and marketability of our common shares.

We have never declared a cash dividend and do not intend to declare a cash dividend in the foreseeable future.
--------------------------------------------------------------------------------
         We have never declared or paid cash dividends on our common shares. We currently intend to retain any future earnings, if any, for use in our business and, therefore, do not anticipate paying dividends on our common shares in the foreseeable future.

Actions by our shareholders may harm our business or the market price of our common shares.
--------------------------------------------------------------------------------
         In the past some shareholders have threatened proxy contests, made shareholder proposals, made demands of management, threatened litigation and filed press releases relating to Altair and its management. To the extent actions by shareholders merit a response, we may be required to use scarce human and capital resources responding to shareholder actions rather than pursuing our business goals. The diversion of resources would likely be substantial in the case of litigation or a proxy contest. In addition, the market price for our common shares and our ability to enter into significant business transactions may be adversely affected by the existence and content of shareholder action. We can provide no assurance that our shareholders will not take actions and make claims or representations, whether or not true, that will adversely affect our ability to conduct our business and the market price of our common shares.

                           FORWARD-LOOKING STATEMENTS

       This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

       Among the key factors that may have a direct bearing on our operating results are risks and uncertainties described under "Risk Factors," including those attributable to the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the titanium and nanoparticle processing technology and uncertainties regarding our ability to protect and exploit our intellectual property.

                                 USE OF PROCEEDS

         All proceeds from any sale of offered shares, less commissions and other customary fees and expenses, will be paid directly to the selling shareholders selling the offered shares. We will not receive any proceeds from the sale of any of the offered shares.

                                    DILUTION

         Our unaudited net tangible book value at March 31, 2004 was $14,849,571, or approximately $0.31 per each of the 48,672,640 common shares then outstanding. Because all proceeds of this offering will be paid directly to the selling shareholders, our net tangible book value per share immediately after the offering will be the same as it was immediately before the offering. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $0.31 per share.

         As of June 25, 2004, there were outstanding warrants and options to purchase up to 8,459,453 common shares. The existence of these options and warrants may hinder future equity offerings by us, and the exercise of those warrants and options may have an adverse effect on the prevailing market price of the common shares. Furthermore, the holders of the options and warrants rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

                              SELLING SHAREHOLDERS

         All of the offered shares are to be sold by persons who are existing security holders of Altair. The selling shareholders acquired their shares and warrants (i) in a private placement of 1,750,000 common shares and 1,750,000 warrants to purchase common shares that we completed on March 31, 2003; and (ii) in a private placement of 100,000 common shares that we completed as of June 4, 2004. For purposes of this prospectus, we have assumed that the number of shares issuable upon exercise of each of the warrants is the number stated on the face thereof. The number of shares issuable upon exercise of the warrants, and available for resale hereunder, is subject to adjustment and could materially differ from the estimated amount depending on the occurrence of a stock split, stock dividend, or similar transaction resulting in an adjustment in the number of shares subject to the warrants.

Beneficial Ownership of Selling Shareholders

         The table that follows sets forth, as of June 25, 2004:

         o    the name of each selling shareholder;
         o certain beneficial ownership information with respect to the selling shareholders;
         o the number of shares that may be sold from time to time by each selling shareholder pursuant to this prospectus; and
         o the amount (and, if one percent or more, the percentage) of common shares to be owned by each selling shareholder if all offered shares are sold.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants or other purchase rights, to the extent exercisable within 60 days of June 25, 2004, are treated as outstanding for purposes of computing each selling shareholder's percentage ownership of outstanding common shares.

                                                                                            Shares Beneficially Owned
                                         Beneficial Ownership                                 upon Completion of the
                                          Prior to Offering                                        Offering(1)
                                   ---------------------------------                      ------------------------------
                                                                          Number of
                                      Number of                         Shares Being        Number of
      Beneficial Owner                 Shares           Percent(2)         Offered           Shares          Percent(2)
------------------------------     ----------------    -------------    --------------    --------------    ------------
Toyota on Western, Inc.               5,012,419(3)         9.7%          3,247,058(3)     1,765,361 (3)        3.5%
    Louis Schnur**
[to be identified] #                          #(3)          #                 294,118              #(3)        #(3)
[to be identified]#                           #(4)          #                  58,824              #(4)        #(4)
All Selling  Shareholders  as                [___]        [___]%            3,600,000             [___]       [___]%
a group

---------------------

*        Represents less than one percent of the outstanding common shares.
** The individual has authority to make voting and investment decisions with respect to the securities of Altair held by the entity listed above the individual's name.

# Note: Name and Beneficial Ownership information to be added in pre-effective amendment following receipt of certification of relevant information

(1) Assuming the sale by each selling shareholder of all of the shares offered hereunder by the selling shareholder. There can be no assurance that any of the shares offered hereby will be sold.
(2) The percentages set forth above have been computed assuming the number of common shares outstanding equals the sum of (a) 48,757,974, which is the number of common shares actually outstanding on June 25, 2004, and
         (b) common shares subject to exercisable warrants with respect to which the percentage is calculated.
(3) The shares beneficially owned by the selling shareholder prior to the offering include 3,035,493 common shares issuable by us upon the exercise of warrants held by the selling shareholder, 1,750,000 of which may be offered pursuant to this prospectus.
(4) The shares beneficially owned by the selling shareholder prior to the offering include [_____] common shares issuable by us upon the exercise of warrants held by the selling shareholder, [___]of which may be offered pursuant to this prospectus.
(5) The shares beneficially owned by the selling shareholder prior to the offering include [_____] common shares issuable by us upon the exercise of warrants held by the selling shareholder, [___]of which may be offered pursuant to this prospectus.


We believe that voting and investment power with respect to shares shown as beneficially owned by selling shareholders that are entities resides with the individuals identified in the preceding table. There can be no assurance that any of the shares offered hereby will be sold.

March 31, 2003 Private Placement of Shares and Warrants
-------------------------------------------------------
         Toyota on Western, Inc. acquired 1,750,000 common shares and 1,750,000 Series 2003B warrants in a private placement that closed on March 31, 2003. The Series 2003 warrants were subsequently amended in order to clarify the expiration date. Each Series 2003B Warrant permits the holder to acquire one common share at an exercise price of $1.00 per share at any time prior to the earlier to occur of (a) the fifth anniversary of the issue date, and (b) subsequent to the registration of the re-sale of the common shares issuable upon the exercise thereof, the 180th day following the date on which the closing price of the common shares on our principal trading market has equaled or exceeded U.S. $4.00 for 10 days, whether or not consecutive. The Series 2003B Warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The Series 2003B Warrants also include a provision prohibiting their exercise to the extent that, giving effect to the exercise, the number of common shares then beneficially owned by the holder would exceed 9.999% of the then total number of issued and outstanding common shares.

         Toyota on Western subsequently transferred its interest in 147,059 of the common shares and 147,059 of the Series 2003B warrants purchased on March 31, 2003 to [_________] and an additional 29,412 of the common shares and 29,412 of the Series 2003B warrants purchased on March 31, 2003 to [_______]. The shares that may be offered pursuant to this prospectus include such common shares and the common shares issuable upon the exercise of such Series 2003B Warrants. In connection with a settlement of various claims by the Toyota on Western, we agreed to register the resale of the common shares described in this paragraph under the Securities Act.

June 2004 Settlement
--------------------
         Toyota on Western acquired 100,000 common shares in a private placement on June 5, 2004 as part of a settlement of various issues and claims made on Altair, by Toyota on Western and Louis Schnur, the sole owner of Toyota on Western. The shares that may be offered pursuant to this prospectus include such common shares. As part of the settlement agreement, we agreed to register the resale of the 100,000 common shares described in this paragraph under the Securities Act.

                              PLAN OF DISTRIBUTION

Methods of Distribution

         The shares offered by this prospectus may be sold from time to time by the selling shareholders, who consist of the persons and entities named as "selling shareholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling shareholders may sell the offered shares on the Nasdaq SmallCap Market, or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

         o a block trade in which a broker or dealer so engaged will attempt to sell the offered shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o    purchases  by a broker or dealer as  principal  and  resale by the broker or dealer for its account pursuant to this prospectus;
         o    ordinary brokerage transactions and transactions in which a broker solicits purchasers;
         o an exchange distribution in accordance with the rules of such exchange;
         o    privately negotiated transactions;
         o if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; or
         o    any other method permitted pursuant to applicable law.

          The selling shareholders may also sell shares by means of short sales. Short sales involve the sale by a selling shareholder, usually with a future delivery date, of common shares that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire common shares. A selling shareholder may close out any covered short position by either exercising its warrants or exchange rights to acquire common shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling shareholder will likely consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares pursuant to its warrants or exchange rights.

          Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire common shares. A selling shareholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling shareholder is concerned that there may be downward pressure on the price of the common shares in the open market.

          The existence of a significant number of short sales generally causes the price of the common shares to decline, in part because it indicates that a number of market participants are taking a position that will be profitable only if the price of the common shares declines. Purchases to cover short sales may, however, increase the demand for the common shares and have the effect of raising or maintaining the price of the common shares.

          In making sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from such selling shareholders in amounts to be negotiated prior to the sale. Such selling shareholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions. If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to the Securities Act of 1933, setting forth:

         o    the name of each of the participating broker-dealers,
         o    the number of shares involved,

         o    the price at which the offered shares were sold,
         o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;
         o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
         o    any other facts material to the transaction.

Determination of Offering Price

         The offering price of the common shares offered by this prospectus is being determined by each of the selling shareholders on a transaction-by-transaction basis based upon factors that the selling shareholder considers appropriate. The offering prices determined by the selling shareholders may, or may not, relate to a current market price but should not, in any case, be considered an indication of the actual value of the common shares. We do not have any influence over the price at which any selling shareholders offer or sell the common shares offered by this prospectus.

Passive Market Making

          We have advised the selling shareholders that while they are engaged in a distribution of the shares offered pursuant to this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliate purchasers and any broker-dealer or other person who participate in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. We do not intend to engage in any passive market making or stabilization transactions during the course of the distribution described in this prospectus. All of the foregoing may affect the marketability of the shares offered pursuant to this prospectus.

General

          We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event a selling shareholder effects a short sale of common shares, this prospectus may be delivered in connection with such short sale and the shares offered by this prospectus may be used to cover such short sale. To the extent, if any, that a selling shareholder may be considered an "underwriter" within the meaning of the Securities Act, the sale of the shares by it shall be covered by this prospectus.

         We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the offered shares offered hereby. We will pay no underwriting commissions or discounts in connection therewith, and we will not receive any proceeds from the sale of the offered shares.

         We have advised the selling shareholders that, to the extent necessary to comply with governing state securities laws, the offered securities should be offered and sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, we have advised the selling shareholders that the offered securities may not be offered or sold in any state unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available with respect to such offers or sales.

                        DESCRIPTION OF OFFERED SECURITIES

         For a description of the common shares offered hereunder, please refer to the description of our common shares provided in the Current Report on Form 8-K filed with the SEC on July 18, 2002. For a description of the warrants pursuant to which certain of the common shares may be acquired by the selling shareholders, see the section entitled "Selling Shareholders" above.

                                  LEGAL MATTERS

         The validity of the shares being offered hereby is being passed upon for us by Goodman and Carr LLP, Ontario, Canada.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         As permitted by SEC rules, this prospectus does not contain all of the information that prospective investors can find in the Registration Statement or the exhibits to the Registration Statement. The SEC permits us to incorporate by reference into this prospectus information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as superseded or modified by information contained directly in this prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated herein by reference.

         This prospectus incorporates by reference the documents set forth below that we (File No. 1-12497) have previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These documents contain important information about the Company and its financial condition.

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 26, 2004.

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 14, 2004.

         (c)  Our Current Report on Form 8-K filed with the SEC on May 20, 2004.

         (d) The description of the common shares contained in our Current Report on Form 8-K filed with the SEC on July 18, 2002.

         We hereby incorporate by reference all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that makes available to the public reports, proxy statements, and other information regarding issuers, such as us, that file electronically with the SEC.

         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Please direct written requests for such copies to Altair Nanotechnologies Inc. at 204 Edison Way, Reno, Nevada 89502, U.S.A., Attention:
Ed Dickinson, Chief Financial Officer. Telephone requests may be directed to the office of the Chief Financial Officer at (775) 858-3750.

         Our common shares are quoted on the Nasdaq SmallCap Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

======================================================        ====================================================

We have not  authorized  any  dealer,  salesperson  or
other  person  to give any  information  or  represent
anything  not  contained  in  this  prospectus.   This
prospectus   does  not   offer  to  sell  or  buy  any                      3,600,000 Common Shares
securities in any  jurisdiction  where it is unlawful.
The  information  in this  prospectus is current as of
July 2, 2004.


         -----------------------                                         ALTAIR NANOTECHNOLOGIES INC.

                                                                            3,600,000 COMMON SHARES






                                                                                ---------------

                                                                                  Prospectus
                                                                                ---------------






                                                                                 July 2, 2004


======================================================        ====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
----------------------------------------------------

The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates except the SEC registration fees.

        Item                                                Amount
        ----                                                ------

        SEC Commission registration fees                    $1,113

        NASD registration fees                              $1,000

        Accounting fees and expenses                        $5,000

        Legal fees and expenses                            $20,000

        Blue Sky fees and expenses                          $3,000

        Printing Expenses                                   $1,000

        Miscellaneous Expenses                             $18,887

                                            Total:         $50,000

Item 15. Indemnification of Directors and Officers
--------------------------------------------------

Our Bylaws

         The Registrant's Bylaws provide that, to the maximum extent permitted by law, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. In addition, the Registrants Bylaws require the Registrant to advance monies to an indemnifiable officer, director or similar person in connection with threatened or pending litigation.

The Canada Business Corporations Act

         Section 124 of the Canada Business Corporations Act provides as follows with respect to the indemnification of directors and officers:

         (1)  A  corporation   may  indemnify  a  director  or  officer  of  the
corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

         (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

         (3) A corporation may not indemnify an individual under subsection (1) unless the individual

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         (4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection
(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

         (5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b) fulfills the conditions set out in subsection (3).

         (6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

         (7) A corporation, an individual or an entity referred to in subsection
(1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

         (8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

         (9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Other Indemnification Information

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against
public  policy  as  expressed  in  the  Securities   Act,  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 16. Exhibits.

         The  following   exhibits  required  by  Item  601  of  Regulation  S-K
promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------
            4.1     Articles of Continuance                     Incorporated  by reference to the Current Report on Form
                                                                8-K filed with the SEC on July 18, 2002.


            4.2     Bylaw No. 1                                 Incorporated  by  reference  to the Current  Report on
                                                                Form 8-K filed with the SEC on July 18, 2002.

            4.3     Form of Common Share Certificate            Incorporated  by reference to  Registration  Statement
                                                                on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

            4.3     Form  of  Series  2003B   Warrant,   as     Filed herewith
                    amended

            4.5     Amended   and   Restated    Shareholder     Incorporated  by  reference to the  Company's  Current
                    Rights  Plan dated  October  15,  1999,     Report  on Form  8-K  filed  with  the  Commission  on
                    between    the   Company   and   Equity     November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

              5     Opinion of  Goodman  and Carr LLP as to     [to be filed by amendment]
                    legality of securities offered

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.
-----------------------

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on July 2, 2004.

                                   ALTAIR NANOTECHNOLOGIES INC

                                   By       /s/ Rudi E. Moerck
                                     -------------------------------------------
                                            Rudi E. Moerck
                                            President

                   ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Rudi E. Moerck and Edward H. Dickinson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                  Signature                                        Title                               Date
                  ---------                                        -----                               ----

/s/ Rudi E. Moerck                              President and Director                             July 2, 2004
----------------------------------------------  (Principal Executive Office and authorized
Rudi E. Moerck                                  representative of the Registrant in the
                                                United States)


/s/ Edward Dickinson                            Chief Financial Officer and Secretary              July 2, 2004
----------------------------------------------- (Principal Financial and Accounting
Edward Dickinson                                Officer


/s/ Jon Bengtson
----------------------------------------------- Chairman of the Board                              July 2, 2004
Jon Bengtson


/s/ Michel Bazinet                              Director                                           July 2, 2004
-----------------------------------------------
Michel Bazinet


/s/ James Golla                                 Director                                           July 2, 2004
-----------------------------------------------
James Golla


                                                Director
-----------------------------------------------
George Hartman


/s/ Christopher Jones                           Director                                           July 2, 2004
-----------------------------------------------
Christopher Jones


/s/ David King                                  Director                                           July 2, 2004
-----------------------------------------------
David King

                                  EXHIBIT INDEX

The following exhibits required by Item 601 of Regulation S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------
            4.1     Articles of Continuance                     Incorporated  by reference to the Current Report on Form
                                                                8-K filed with the SEC on July 18, 2002.


            4.2     Bylaw No. 1                                 Incorporated  by  reference  to the Current  Report on
                                                                Form 8-K filed with the SEC on July 18, 2002.

            4.3     Form of Common Share Certificate            Incorporated  by reference to  Registration  Statement
                                                                on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

            4.3     Form  of  Series  2003B   Warrant,   as     Filed herewith
                    amended

            4.5     Amended   and   Restated    Shareholder     Incorporated  by  reference to the  Company's  Current
                    Rights  Plan dated  October  15,  1999,     Report  on Form  8-K  filed  with  the  Commission  on
                    between    the   Company   and   Equity     November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

              5     Opinion of  Goodman  and Carr LLP as to     [to be filed by amendment]
                    legality of securities offered

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.
-----------------------